                                                            File Number 70-8577



                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                        POST-EFFECTIVE AMENDMENT NO. 5
                                      TO
                                   FORM U-1

                       APPLICATION-DECLARATION UNDER THE
                  PUBLIC UTILITY HOLDING COMPANY ACT OF 1935



                                      By

                       CONSOLIDATED NATURAL GAS COMPANY
                                   CNG Tower
                              625 Liberty Avenue
                     Pittsburgh, Pennsylvania  15222-3199
                       (a registered holding company and
                         parent of the other parties)

                        CNG ENERGY SERVICES CORPORATION
                             One Park Ridge Center
                     Pittsburgh, Pennsylvania  15244-0746

                        CNG PRODUCTS AND SERVICES, INC.
                              625 Liberty Avenue
                     Pittsburgh, Pennsylvania  15222-3199

                  Names and addresses of agents for service:

                           J. M. HOSTETLER, Attorney
                Consolidated Natural Gas Service Company, Inc.
                                   CNG Tower
                              625 Liberty Avenue
                      Pittsburgh, Pennsylvania 15222-3199

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                                                            File Number 70-8577

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 5 TO
                                   FORM U-1


               APPLICATION-DECLARATION UNDER THE PUBLIC UTILITY
                          HOLDING COMPANY ACT OF 1935


Item 1.  Description of Proposed Transaction
___________________________________



       1.  On page 11, under "RULE 24 CERTIFICATES", delete indented paragraph

(1) and insert the following replacement:



     (1) a statement of all revenues derived from the provision of

     Customer Services authorized by this order, both during the period covered and cumulatively, including a description of each category and subtype of Customer Services provided, information on the amount and percentage of revenues attributable to each category and subtype of Customer Service provided, and a quantitative analysis comparing revenues earned from each category and subtype of Customer Services within the LDC States to revenues earned from each category and subtype in all other states.

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SIGNATURES
__________

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned Companies has duly caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.



                                        CONSOLIDATED NATURAL GAS COMPANY

                                        CNG ENERGY SERVICES CORPORATION
                                        CNG PRODUCTS AND SERVICES, INC.

                                        By  J. M. Hostetler
                                        Their Attorney




Dated:  August 27, 1997